APPENDIX A

Dated July 31, 2024

To the

DISTRIBUTION PLAN

of

ULTIMUS MANAGERS TRUST

Funds	Share Classes	Rule 12b-1 Fee
Blueprint Adaptive Growth Allocation Fund	Investor	0.25%
Blue Current Global Dividend Fund	Investor	0.25%
Evolutionary Tree Innovators Fund	A	0.25%
HVIA Equity Fund	Investor	0.25%
Kempner Multi-Cap Deep Value Fund	Investor	0.25%
Lyrical U.S. Value Equity Fund	Investor	0.25%
Lyrical U.S. Value Equity Fund	A	0.25%
Lyrical U.S. Value Equity Fund	C	1.00%*
Lyrical International Value Equity Fund	Investor	0.25%
Lyrical International Value Equity Fund	A	0.25%
Lyrical International Value Equity Fund	C	1.00%*
Q3 All-Season Systematic Opportunities Fund	C	1.00%
Q3 All-Season Tactical Fund	C	1.00%

Westwood Quality SmallCap Fund	A	0.25%
Westwood Capital Appreciation and Income Fund	A	0.25%
Westwood Income Opportunity Fund	A	0.25%
Westwood Multi-Asset Income Fund	A	0.25%
Westwood Alternative Income Fund	A	0.25%
Westwood Quality Value Fund	A	0.25%
Westwood Quality Value Fund	C	1.00%
Westwood Quality SmallCap Fund	C	1.00%
Westwood Capital Appreciation and Income Fund	C	1.00%
Westwood Income Opportunity Fund	C	1.00%
Westwood Multi-Asset Income Fund	C	1.00%
Westwood Alternative Income Fund	C	1.00%
Westwood Global Real Estate Fund	A	0.25%
Westwood Global Real Estate Fund	C	0.75%
Westwood Real Estate Income Fund	A	0.25%
Westwood Real Estate Income Fund	C	0.75%
Westwood Broadmark Tactical Growth Fund	A	0.25%

Westwood Broadmark Tactical Growth Fund	C	0.75%
Westwood Salient MLP & Energy Infrastructure Fund	A	0.25%
Westwood Salient MLP & Energy Infrastructure Fund	C	1.00%
Westwood Broadmark Tactical Plus Fund	A	0.25%
Westwood Broadmark Tactical Plus Fund	C	1.00%

* Payable on/after first anniversary of each purchase lot.